UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2012

Generac Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34627	20-5654756
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

S45 W29290 Hwy. 59
Waukesha, Wisconsin	53189
(Address of principal executive offices)	(Zip Code)

(262) 544-4811
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 19, 2012, the board of directors (the “Board”) of Generac Holdings Inc. (the “Company”) elected Timothy W. Sullivan to serve as a Class II director of the Company, effective immediately. The Board also appointed Mr. Sullivan to the Compensation Committee of the Board.

Mr. Sullivan currently serves as a special consultant to Wisconsin Governor Scott Walker and as an Executive Advisor to CCMP Capital Advisors, LLC.  Mr. Sullivan served as President and CEO of Bucyrus International, Inc. from 2004 to 2011 and also served as President and COO from 2000 to 2004. Prior to Bucyrus International, Inc., he was President and CEO of United Container Company from 1999 to 2000. From 1976 to 1998, Mr. Sullivan worked for Bucyrus in a series of operating and management roles.  He presently chairs the Wisconsin Governor’s Council on Workforce Investment, the Wisconsin Governor’s College and Workforce Readiness Council, and the Wisconsin Mining Association. He also serves as a Trustee and Non-Executive Director of Northwestern Mutual Life Insurance Company and sits on the Board of Directors of the Bucyrus Foundation, Aurora Health Care, Inc., Carroll University, Metropolitan Milwaukee Association of Commerce, and St. Ann Center for Intergenerational Care. Mr. Sullivan earned a B.S. in Business Administration from Carroll College as well as a master’s degree in International Management from the American Graduate School of International Management.

In connection with Mr. Sullivan’s appointment as a director, he will receive from the Company an amount of shares of fully vested common stock of the Company, par value $0.01 (“Common Stock”), equal to $60,000 in value, which will be granted after the second full business day after the Company issues its earnings release for the third quarter of 2012, with the number of shares to be determined based on the average of the high and low trading price of the Common Stock on such day.  Mr. Sullivan will not receive any additional remuneration for serving on the Board other than standard fees and equity grants described in the Company’s proxy statement for its Annual Meeting of Stockholders held on June 13, 2012, paid by the Company to all of its non-management directors.

Mr. Sullivan is considered to be an independent director as defined by New York Stock Exchange rules. There are no arrangements or understandings between Mr. Sullivan and any other person pursuant to which Mr. Sullivan was selected as a director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAC HOLDINGS INC.

/s/ York Ragen
	Name:	York Ragen
Date: September 20, 2012	Title:	Chief Financial Officer